Exhibit 99.1

diaDexus, Inc. Reports Third Quarter 2012 Financial Results

Ninth consecutive quarter of year-over-year revenue growth

SOUTH SAN FRANCISCO, Calif., November 07, 2012 — diaDexus, Inc. (OTCQB: DDXS), a company developing and commercializing proprietary cardiovascular diagnostic products, today announced financial results for the third quarter of 2012.

Brian Ward, Ph.D., diaDexus’ President and Chief Executive Officer, said, “We are very pleased to announce record PLAC® Test revenue for the third quarter and the ninth consecutive quarter of year-over-year revenue growth. In the third quarter, PLAC® Test volume and gross margin both increased. The PLAC® Test continues to gain traction with primary care physicians, demonstrating the success of our sales and marketing efforts and the importance of the PLAC® Test in helping patients manage their cardiovascular health. Additionally, our reimbursement initiatives continued with steady progress in the U.S. and abroad. Insurance coverage for the PLAC® Test now reaches 50% of the total U.S. population.”

Total revenues for the third quarter ended September 30, 2012 were $5.3 million, a 22% increase over $4.4 million reported in the third quarter of 2011, reflecting increased volumes that outpaced pricing pressure. Total operating expenses for the quarter were $5.4 million, versus $6.2 million for the third quarter of 2011. The decrease in operating expenses was the result of lower general and administrative and research and development costs in the third quarter of 2012 compared to the third quarter of 2011. The company’s net loss for the third quarter 2012 narrowed to $0.2 million, or $(0.00) per share, from a net loss of $1.5 million, or $(0.03) per share, in the third quarter of 2011.

Cash and cash equivalents and investments at September 30, 2012 were $14.0 million compared to $14.6 million at June 30, 2012 and $15.9 million at March 31, 2012. In the third quarter, as previously announced, diaDexus amended its loan with Comerica Bank to extend the interest-only period by 12 months and lower future principal payments.

diaDexus maintained its guidance for 2012 total revenues at $20 to $21 million and lowered projected cash used in operations for 2012 to a range of $4 to $5 million, an improvement from the prior projection of $5 to $6 million.

Dr. Ward continued, “We are well positioned to continue driving adoption of the PLAC® Test and are confirming our revenue guidance for the year.”

Webcast

diaDexus will host a conference call and webcast on November 7th at 4:30 p.m. ET (1:30 p.m. PT) to discuss the third quarter 2012 results. The dial-in numbers for the conference call are 1 (877) 378-9048 for domestic callers and 1 (706) 679-2272 for international. The reservation number for both is 51420620. The webcast may be accessed via the company’s website at www.diadexus.com/webcast. A replay of the webcast will be available shortly following the live webcast.

About diaDexus, Inc.

diaDexus, Inc., based in South San Francisco, California, develops and commercializes proprietary cardiovascular diagnostic products addressing unmet needs in cardiovascular disease. The company’s PLAC® Test ELISA Kit is the only blood test cleared by the FDA to aid in predicting risk for both coronary heart disease and ischemic stroke associated with atherosclerosis, the #1 and #3 causes of death, respectively, in the United States. The company’s PLAC® Test for Lp-PLA2 Activity, a CE-marked test, is an indicator of atherosclerotic cardiovascular disease, the #1 cause of death in Europe. diaDexus is ISO 13485 certified and is manufacturing the PLAC Test for Lp-PLA2 Activity on-site. For more information, please visit the company’s website at www.diaDexus.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and assumptions and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to diaDexus that could cause actual results to differ materially from those expressed in such forward-looking statements include diaDexus’ ability to gain acceptance of its PLAC® Test products in the marketplace, including its ability to demonstrate that treatment of individuals based on their Lp-PLA2 levels improves clinical outcomes in prospective clinical studies; diaDexus’ high degree of customer concentration, including the downward pressure that its largest customers may be able to exert on its product pricing; the ability to continue to grow revenue at the same quarterly or annual rate; the medical device excise tax under the Patient Protection and Affordable Care Act of 2010 and the ability to pass those costs through to customers; diaDexus’ relationship with key customers, including GlaxoSmithKline, the licensor of Lp-PLA2; third party payors’ acceptance of and reimbursement for the PLAC® Tests; diaDexus’ ability to develop and commercialize new products and services; various risks associated with the international expansion of diaDexus’ business; diaDexus’ ability and timing to submit a new 510(k) application for, and obtain FDA clearance of, its new automated Lp-PLA2 Activity test; diaDexus’ ability to initiate and continue to manufacture the PLAC® Test for Lp-PLA2 Activity to meet customer demand; the adequacy of diaDexus’ intellectual property rights; diaDexus’ ability to satisfy its obligations under its license agreements, to maintain its license rights under those license agreements and to enter into any necessary licenses on acceptable terms; diaDexus’ limited revenue and cash resources; and diaDexus’ significant corporate expenses, including real estate lease liabilities and expenses associated with being a public company. Future financing needs will depend on diaDexus’ ability to continue increasing the rate of adoption for its products by physicians and its progress in expanding insurance coverage for the PLAC® Test. Additional factors that could cause diaDexus’ results to differ materially from those described in the forward-looking statements can be found in diaDexus’ most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q and other reports filed with the Securities and Exchange Commission, and available at the SEC’s web site at www.sec.gov. The information set forth herein speaks only as of the date hereof, and except as required by law, diaDexus disclaims any intention and does not assume any obligation to update or revise any forward looking statement, whether as a result of new information, future events or otherwise.

Company Contacts:

diaDexus, Inc.

Brian E. Ward, Ph.D., CEO

Jean-Frédéric Viret, Ph.D., CFO

650-246-6400

investors.diadexus.com

Investor Relations:

The Ruth Group

Zack Kubow

646-536-7020

zkubow@theruthgroup.com

— Tables follow—

DIADEXUS, INC.

CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues:
License revenue	$76	$76	$229	$229
Royalty revenue	279	914	2,353	2,863
Product sales	4,943	3,206	12,775	8,092
Product sales to related party	—	161	—	321

Total revenues	5,298	4,357	15,357	11,505
Operating costs and expenses:
Product costs	1,558	1,439	4,875	3,776
Sales and marketing	1,297	1,207	3,929	3,291
Research and development	912	1,449	3,297	4,215
General and administrative	1,674	2,150	5,354	7,106

Total operating costs and expenses	5,441	6,245	17,455	18,388

Loss from operations	(143)	(1,888)	(2,098)	(6,883)
Interest income, interest expense and other income (expense), net:
Interest income	3	12	14	44
Interest expense	(99)	390	(302)	390
Other income (expense), net	(1)	9	(4)	9

Loss before income tax	(240)	(1,477)	(2,390)	(6,440)
Income tax	1	2	(2)	(1)

Net loss	$(239)	$(1,475)	$(2,392)	$(6,441)

Basic and diluted net loss per share:	$—	$(0.03)	$(0.05)	$(0.12)

Weighted average shares used in computing basic and diluted net loss per share	53,215,893	53,067,057	53,117,270	53,067,057

DIADEXUS, INC.

CONDENSED BALANCE SHEETS

(In thousands)

	September 30, 2012	December 31, 2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$12,955	$10,484
Short-term investment securities	996	6,492
Accounts receivable	2,471	2,408
Inventories	199	117
Restricted cash	—	400
Assets held for sale	300	304
Prepaid expenses and other current assets	998	975

Total current assets	17,919	21,180
Long-term investments	—	250
Restricted cash	1,400	1,400
Property and equipment, net	1,263	1,350
Other long-term assets	161	175

Total assets	$20,743	$24,355

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$311	$882
Notes payable, current portion	—	372
Deferred revenues, current portion	326	331
Unfavorable lease obligations	563	492
Accrued and other current liabilities	1,934	2,469

Total current liabilities	3,134	4,546
Non-current portion of notes payable	4,883	4,526
Non-current portion of deferred revenue	302	530
Non-current portion of deferred rent	338	266
Non-current portion of unfavorable lease obligation	2,627	3,063
Other long term liabilities	333	284

Total liabilities	11,617	13,215
Stockholders’ equity:
Preferred stock	—	—
Common stock	533	531
Additional paid-in capital	205,928	205,557
Accumulated other comprehensive loss	—	(5)
Accumulated deficit	(197,335)	(194,943)

Total stockholders’ equity	9,126	11,140

Total liabilities and stockholders’ equity	$20,743	$24,355

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